EXHIBIT 16 TO FORM 8-K







February 12, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of AutoCorp Equities, Inc. (commission file no. 000-15216) dated February 12, 1999.


 /s/ Evers & Company, LTD
     --------------------
     Evers & Company, LTD
     1440 East Missouri, Suite 175
     Phoenix, AZ 85014













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